EXHIBIT 10.08

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.
This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

Public Company Freedom Finance Global PLC

September 30, 2025                                    City of Astana

Order No. 09/30-04-L/S

On Termination of Employment Agreement with
Yerdessov A.D.

I ORDER:

1.On September 30, 2025, to terminate the Employment Agreement with the Advisor on the Advisory Board, Yerdessov Azamat Dzhansultanovich in accordance with Clause 5) of Article 49 of the Labor Code of the Republic of Kazakhstan, at the initiative of the employee.
2.The accounting department shall pay compensation for unused paid labor leave of 07 (seven) calendar days for the period from November 27, 2024 to September 30, 2025.
3.I reserve control over the execution of this order.

Basis: Application of Yerdessov A.D.

HR Record Specialist
HR Department
Public Company Freedom Finance Global PLC
Oksykbayeva N.S.                        /s/ Oksykbayeva N.S.
Oksykbayeva N.S.    (stamp)

Familiarized with the order:

September 30, 2025                        /s/ Yerdesov A. D.
Yerdesov A.D.

Order prepared by:
HR Record Specialist
HR Department
Nurmakhova E.M.